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                                                                    Exhibit 23.1


                       Consent of Independent Accountants


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-35041) of The Fortress Group, Inc. of our report dated February 22, 2002, except for the second, third paragraph and fourth paragraphs of Note 22, as to which the date is March 20, 2002, with respect to the consolidated financial statements of The Fortress Group, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2001.

                                              /s/ Ernst & Young LLP

McLean, Virginia
March 26, 2002